                                                                  EXHIBIT (9)(c)



                     AMENDMENT TO TRANSFER AGENT AGREEMENT


     This amendment, dated February 18, 1998, amends the Transfer Agent Agreement, dated December 15, 1994 ("Initial Agreement"), as amended by a Letter Agreement, dated February 7, 1997 ("Letter Agreement") (collectively, "Agreement"), by and between USAA Life Investment Trust ("Trust") and USAA Life Insurance Company ("USAA Life") (collectively, the "Parties").


                                   RECITALS

     WHEREAS, USAA Life, pursuant to the Agreement, currently serves as Transfer Agent and Dividend Disbursing Agent with respect to the seven Funds of the Trust, namely the USAA Life Variable Annuity Money Market Fund, USAA Life Variable Annuity Income Fund, USAA Life Variable Annuity Growth and Income Fund, USAA Life Variable Annuity World Growth Fund, USAA Life Variable Annuity Diversified Assets Fund, USAA Life Variable Annuity Aggressive Growth Fund, and USAA Life Variable Annuity International Fund (collectively, "the Funds"); and

     WHEREAS, the Board of Trustees has approved this amendment ("Amendment");

     NOW, THEREFORE, the Parties hereto agree as follows:

          1. The name of each Fund of the Trust, as specifically set out, or generally referred to, in the Agreement, is changed, effective May 1, 1998 (or such other date as the Securities and Exchange Commission may declare a post-effective amendment to the Trust's Form N-1A Registration Statement regarding the matter effective under the Securities Act of 1933), to exclude the term "Variable Annuity," so that the names of the Funds are as follows:

               USAA Life Money Market Fund,
               USAA Life Income Fund,
               USAA Life Growth and Income Fund,
               USAA Life World Growth Fund,
               USAA Life Diversified Assets Fund,
               USAA Life Aggressive Growth Fund, and
               USAA Life International Fund.
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          2.  Each reference to the Separate Account of USAA Life Insurance
     Company to fund benefits under variable annuity contracts ("Contracts") issued by USAA Life Insurance Company, as specifically set out, or generally referred to, in the Agreement, is amended to add corresponding reference to the Life Insurance Company Separate Account of USAA Life Insurance Company to fund benefits under variable universal life insurance policies ("Policies").

          3. Each reference, to "Contractowners" and to "Contracts," as specifically set out, or generally referred to, in the Agreement, is amended to add corresponding reference to "Policyowners" and to "Policies."

          4. The reference, in the fourth Whereas clause, to a third party administration agreement of USAA Life with Vantage Computer System, Inc., is deleted.

          5. The date of the Initial Agreement, as set out in the Letter Agreement, is corrected to read December 15, 1994.

     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date first set forth above.


                         USAA LIFE INVESTMENT TRUST


                         By: /s/___________________________
                              EDWIN L. ROSANE
                              President


ATTEST:


/s/________________________
     DWAIN A. AKINS
     Assistant Secretary
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                         USAA LIFE INSURANCE COMPANY


                         By: /s/_____________________________
                              EDWIN L. ROSANE
                              President

ATTEST:

/s/__________________________
     DWAIN A. AKINS
     Assistant Vice President



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